UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 24, 2016
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) increased the size of the Board from seven trustees to eight trustees and appointed Kati M. Penney to fill the vacancy created by the increase in the size of the Board, each effective immediately. In connection with her appointment to Board, the Board also appointed Ms. Penney to serve on the Audit Committee and the Finance and Investment Committee of the Board.
Ms. Penney is currently a Managing Director of Cross Country Consulting, a corporate advisory consulting firm, where she provides accounting and financial consulting services to private and public companies, as position she has held since December 2014. Prior to joining Cross Country Consulting, Ms. Penney served as an Assurance Partner at Ernst & Young and was a member of Ernst & Young’s Global Real Estate, Hospitality & Construction sector team from June 2007 through June 2014, and served as a Senior Manager from May 2002 through June 2007. Prior to joining Ernst & Young, Ms. Penney held various positions with Arthur Anderson from 1993 to 2002. Ms. Penney received her Bachelors of Science and Masters in Accounting from the Catholic University of America and she is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Penney has significant experience in assisting public companies with transaction-related accounting matters, internal controls over financial reporting and the application of technical accounting guidance. She currently serves as an advisor and guest lecturer at the Catholic University School of Business & Economics.
For her services on the Board and its committees, Ms. Penney will be entitled to receive the same compensation applicable to all non-employee trustees, as described on page 20 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 7, 2016, including an annual base cash fee of $35,000, an additional annual cash fee of $10,000 for service on the Audit Committee and an additional annual cash fee of $5,000 for service on the Finance and Investment Committee (in each case, pro-rated based on the date she was appointed to the Board). In addition, in connection with her appointment to the Board, Ms. Penney received a grant of restricted common shares with a value of approximately $32,033, which is equal to the $55,000 grant received by all of the Company’s non-employee trustees on May 24, 2016, pro-rated based on the date Ms. Penney was appointed to the Board. The restricted common shares will vest on the earlier of May 24, 2017 or the date of the 2017 annual meeting of shareholders of the Company, subject to Ms. Penney’s continued service on the Board until such date. There are no related-party transactions in which Ms. Penney has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the Company’s press release announcing the appointment of Ms. Penney to the Board is attached to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated October 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

October 25, 2016	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated October 25, 2016.

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